UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010 (October 27, 2010)

DIGITALGLOBE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010, DigitalGlobe, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, approved a retention program (“Retention Program”) for its senior executives and an Amended and Restated Employment Agreement by and between the Company and Jill Smith, effective as of September 1, 2010 (the “Employment Agreement”). The Retention Program is comprised of restricted stock awards (“ Retention Awards”) under the Company’s 2007 Employee Stock Options Plan (the “Plan”) and amendments to employment or severance agreements for senior executives, including Yancey L. Spruill, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Rafay Khan, the Company’s Senior Vice President, Commercial Sales, Scott Hicar, the Company’s Senior Vice President and Chief Information Officer, and J. Alison Alfers, the Company’s Senior Vice President, General Counsel and Secretary.

Restricted Stock Awards

In order to incentivize the continued service of the Company’s senior executives, on October 27, 2010 the Compensation Committee of the Board of Directors of the Company granted the following Retention Awards: to Mr. Spruill 24,791 restricted shares of the Company’s common stock (“restricted shares”), to Mr. Khan 20,143 restricted shares, to Mr. Hicar 15,495 restricted shares, and to Ms. Alfers 20,143 restricted shares. The restricted shares shall vest 30% on August 31, 2011 and 70% on August 31, 2012. Retention Awards are subject to the terms and conditions set forth in the Plan and the Restricted Stock Award Agreement to be entered into by each executive.

In the event an executive terminates his/her employment for Good Reason (as defined in the form of Restricted Stock Award Agreement) or in the event the Company terminates an executive without Cause (as defined in the form of Restricted Stock Award Agreement), any unvested restricted shares shall immediately vest. If the executive voluntarily ends his/her employment without Good Reason or his employment is terminated by the Company for Cause, the executive will forfeit any and all restricted shares that have not vested as of the date of termination. If the executive’s employment terminates due to the executive’s death or disability, then unvested restricted shares shall vest pro rata based upon the number of days between the grant of the award and the termination date as set forth in the form of Restricted Stock Award Agreement. This description of the Restricted Stock Award Agreements is qualified in its entirety by the terms of the Restricted Stock Award Agreements, the form of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Employment and Severance Agreements

The amendment to the Employment Agreement between the Company and Mr. Spruill (the “Employment Amendment”) and the amendments to the Severance and Protection Agreements with Mr. Khan, Mr. Hicar and Ms. Alfers (the “Severance Amendments”), each of which became effective on September 1, 2010, extend the respective executive’s employment through August 31, 2012 with automatic extensions on an annual basis for additional one-year periods, unless the Company or executive provides 180 days’ prior written notice to the other party. Additionally, the Employment Amendments and Severance Amendments eliminate the Company’s requirement to provide a “gross-up” of the golden parachute excise tax and to provide that the Retention Awards are not subject to “single-trigger” vesting upon a change of control of the Company. This description of the Employment Amendment and Severance Agreements is qualified in its entirety by the terms of the Employment Amendment and Severance Amendments, the forms of which are attached as Exhibit 10.2 and 10.3 and are incorporated herein by reference.

Amended and Restated Employment Agreement

The Employment Agreement amends and restates the old Employment Agreement, dated as of September 1, 2008, by and between the Company and Ms. Smith. Set forth below is a brief description of the material terms of the Employment Agreement (as amended and restated) pursuant to which Ms. Smith serves as our Chief Executive Officer.

•	Term: The Employment Agreement remains in effect until August 31, 2011. The parties may mutually agree on or before May 31, 2011 to extend the term of the Employment Agreement for an additional one-year period.

•	Cash Compensation: Ms. Smith continues to be entitled to an annual base salary of $480,000 and have the opportunity to earn an annual bonus equal to 70% of her annualized base salary in accordance with the Company Executive Success Sharing Plan (as defined in the Employment Agreement) for the applicable calendar year.

•	Annual Long-Term Incentives: For any full calendar year, Ms. Smith is eligible for annual stock option and/or other equity incentive grants based on the achievement of such individual and Company-related performance criteria as determined by the Board of Directors of the Company and communicated to Ms. Smith. The target annual incentive grant for 2010 is equity awards with a value of $1,000,000 with greater amounts up to $1,500,000 or lesser amount (including zero) awarded for performance above or below targets established by the Company’s Board of Directors.

•	Termination: Ms. Smith may terminate her employment at any time for any reason, upon 30 days’ prior written notice. Prior to a change of control, the Company may terminate Ms. Smith’s employment at any time for any reason, upon 30 days’ prior written notice. Prior to a change of control, if Ms. Smith’s employment is terminated on or after September 1, 2010 and on or before August 31, 2011, other than (i) by Ms. Smith for good reason, (ii) by the Company for cause or (iii) due to death or disability, Ms. Smith would be entitled to the cash and incentive compensation that she would have been entitled to if her employment was continued to August 31, 2011 and, if such termination occurs after August 31, 2011, cash and incentive compensation determined on a pro rata basis through the date of termination, as set forth in more detail in the Employment Agreement, and Ms. Smith and the Company will enter into a consulting agreement that provides for a payment of $10,000 per month for up to 15 hours of Ms. Smith’s time for a period of twelve months, subject to termination by Ms. Smith at any time upon 5 days’ written notice and by the Company for breach of the consulting agreement or Ms. Smith’s non-compete and non-solicitation agreement.

•	Change of Control: Following a change of control (as defined in the Employment Agreement), if Ms. Smith is terminated for any reason other than cause or disability, or if Ms. Smith resigns for good reason, she will be entitled to receive severance benefits in an amount equal to 2.5 times the sum of her base salary and plus her target bonus for the current year.

•	Benefits: If Ms. Smith elects continuation coverage under COBRA following such a termination of employment, we will provide the benefits at our sole cost until the earlier of (a) the date upon which Ms. Smith is re-employed and eligible for comparable benefits and (b) (i) August 31, 2012 if such termination is on or before August 31, 2011 and (ii) until August 31, 2013 if such termination is on or after September 1, 2011. Any receipt of benefits under the terms of the Employment Agreement is contingent upon the executive’s execution and non-revocation of a general release and waiver in our favor.

•	Other: Ms. Smith is subject to a confidentiality covenant and covenants prohibiting her from soliciting our employees or competing with us for twenty-four months following termination of her employment. The incentive awards granted to Ms. Smith prior to the date of the Employment Agreement remain outstanding without amendment to the terms thereof other than to provide continued vesting during the non-solicitation and competition period and for accelerated vesting at the end of such restricted period. Additionally, the Company’s requirement to provide a “gross-up” of the golden parachute excise tax is eliminated.

This description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, the form of which is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Form of Restricted Stock Award Agreement.
Exhibit 10.2	Form of Amendment to Employment Agreement.
Exhibit 10.3	Form of Amendment to Severance and Protection Agreement.
Exhibit 10.4	Amended and Restated Employment Agreement by and between DigitalGlobe, Inc. and Jill Smith, effective as of September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2010	DIGITALGLOBE, INC.

	By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer